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                                   EXHIBIT 21

                      SUBSIDIARIES OF M.D.C. HOLDINGS, INC.

ASFC-38, Inc.
ASFC-W, Inc.
ASW Finance Company
Asset Investors Equity, Inc.
Designer Door & Millwork of California, Inc.
ECM Holdings, Inc.
Enerwest, Inc.
FICUS Corporation
Financial Asset Management Corporation
Greenway Farms Development Corporation
HomeAmerican Mortgage Corporation
M.D.C./Wood, Inc.
M.D.C. Development and Pipeline Company
M.D.C. Acceptance Corporation
M.D.C. Construction Co.
M.D.C. Equities, Inc.
M.D.C. Financial Corporation
M.D.C. Home Finance Corporation
M.D.C. Home Mortgage Finance Corporation
M.D.C. Institutional Residuals, Inc.
M.D.C. Land Corporation
MDC Mortgage Finance, Inc.
M.D.C. Mortgage Funding Corporation II
M.D.C. Residual Holdings, Inc.
NNR/Stone Investment Co.
Petro Resources, Inc.
Richmond American Construction, Inc.
Richmond American Homes, Inc. -- a Florida corporation
Richmond American Homes, Inc. -- a Delaware corporation
Richmond American Homes of Arizona, Inc.
Richmond American Homes of California, Inc.
Richmond American Homes of Maryland, Inc.
Richmond American Homes of Nevada, Inc.
Richmond American of Potomac Knolls No. 1, Inc.
Richmond American of Potomac Knolls No. 2, Inc.
Richmond American of Potomac Knolls No. 3, Inc.
Richmond American of Potomac Knolls No. 4, Inc.
Richmond American of Potomac Knolls No. 5, Inc.
Richmond American of Potomac Knolls No. 6, Inc.
Richmond American Homes of Texas, Inc.
Richmond American Homes of Virginia, Inc.
Richmond Homes, Inc. I
Richmond Homes, Inc. II
Richmond Homes Limited
Richmond Realty, Inc.
Richmond Shelf, Inc.
T.C.V., Inc.
Van Schaack & Company
Van Schaack Referral Services, Inc.
Yosemite American Mortgage Corporation
Yosemite Financial, Inc.
995 Corporation